Exhibit 3.6

[Seal]

CERTIFICATE OF FORMATION

OF

MARINER, LLC

AS A

LIMITED LIABILITY COMPANY

REPUBLIC OF THE MARSHALL ISLANDS
REGISTRAR OF CORPORATIONS
DUPLICATE COPY
NON RESIDENT	The original of this Document was filed in
accordance with section 9 of the
Limited Liability Company Act on
[Seal]
October 26, 2010
[Signature of Deputy Registrar]

Reg. No. 961822

CERTIFICATE OF FORMATION

OF

MARINER, LLC

UNDER SECTION 9 OF THE LIMITED LIABILITY COMPANY ACT OF 1996

OF THE REPUBLIC OF THE MARSHALL ISLANDS

The undersigned, Gema M. Piñon, an Authorized Person of MARINER, LLC, for the purpose of forming a limited liability company under and pursuant to the provisions of the Limited Liability Company Act of 1996, as amended, of the Republic of the Marshall Islands, hereby certifies:

1. The name of the Limited Liability Company (the “Company”) is: MARINER, LLC.

2. The address of registered office of the Company in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. The name of the registered agent of the Company in the Marshall Islands upon whom process may be served is The Trust Company of the Marshall Islands, Inc.

3. The formation date of the Company is the date of the filing of this Certificate of Formation with the Republic of the Marshall Islands Registrar of Corporations.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 26th day of October, 2010.

/s/ Gema M. Piñon
Gema M. Piñon
Authorized Person

REPUBLIC OF THE MARSHALL ISLANDS

OFFICE OF THE REGISTRAR OF CORPORATIONS

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

I HEREBY CERTIFY that

MARINER, LLC

is duly formed and has filed a Certificate of Formation under the provisions of the Marshall Islands Limited Liability Company Act on

October 26, 2010

WITNESS my hand and the official seal of

the Registry on October 26, 2010.

[Signature of Deputy Registrar]

[SEAL]

Reg. No. 961822